SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2001

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 S. Taylor Ave., Suite 20-A, Louisville, Colorado 80027
(Address of Principal executive offices) (Zip code)

Registrant's telephone number, including area code: (303) 443-6136

Item 5.            Other Events and Regulation FD Disclosure

On March 28, 2001, Pro-Dex, Inc. ("Pro-Dex") was notified by Dentsply International, Inc. ("Dentsply") that Dentsply does not intend to acquire Pro-Dex on the terms previously announced by the parties to the public. Dentsply has invited Pro-Dex management to submit a revised proposal for Dentsply to acquire the dental-related subsidiaries of Pro-Dex; namely, Biotrol International, Inc., Challenge Products, Inc. and Micro Motors, Inc., and is not willing to acquire Oregon Micro Systems, Inc., the Pro-Dex subsidiary that manufactures motion control products for medical and industrial applications. In response to Dentsply's statement of intent regarding the previously announced transaction, Pro-Dex management is currently developing a proposal that will attempt to accommodate Dentsply's desire for a revised transaction structure. Any such proposal would presumably call for reduced consideration to be paid by Dentsply. Representatives of management of Pro-Dex and Dentsply are scheduled to meet in mid-April to determine if the parties can reach agreement on an alternative transaction. In the meantime, Pro-Dex management is continuing to examine other transactional strategies to maximize stockholder value.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pro-Dex, Inc.
By:

April 9, 2001		/s/ George J. Isaac
George J. Isaac
Chief Financial Officer and Secretary

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